EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

     We consent to the use in this Registration Statement of GoldSpring, Inc. on Form S-B2 of our report dated ___, 2005, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings “Management’s Discussion and Analysis or Plan of Operations” and “Experts” in such Prospectus.

/s/ JEWETT, SCHWARTZ, & ASSOCIATES

Hollywood, Florida
___, 2005